Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2006 THIRD-QUARTER RESULTS AND $0.15 PER SHARE DIVIDEND
          Edison, New Jersey, November 10, 2006 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net income for the quarter ended September 30, 2006 of $0.1 million, or $0.01 per share on a fully diluted basis. The Board of Directors declared a third quarterly dividend of $0.15 per share on November 8, 2006 to be paid on December 8, 2006 to stockholders of record as of November 22, 2006.
For the three months ended September 30, 2006, the Company’s net income of $0.1 million was comparable to its net income for the corresponding quarter of 2005. The majority of the Company’s net income for the three months ended September 30, 2006 and 2005 was attributable to the parent company, a Real Estate Investment Trust “REIT.”
For the nine months ended September 30, 2006 and 2005, the majority of the Company’s net earnings was also attributable to the REIT. The net income for the 2006 nine-month period was $0.2 million, or $1.1 million lower than the net income of $1.3 million for the corresponding period of 2005. This decrease is primarily due to the lower operating income of the REIT and the Hanover Capital Partners (“HCP”) segment. The REIT’s decline in operating income was primarily a result of a reduction in gain on sale of mortgage assets, a writedown in the value of the Company’s real estate owned during 2006, and increased interest expense for the capital raised through the Company’s subsidiary trusts. This decline is partially offset by increased net interest income on its larger Subordinate Mortgage-Backed Securities “MBS” portfolio and $1.4 million of compensation expense recorded in June of 2005 for four of its executive officers pursuant to the 1997 contribution agreement, as amended, that was not incurred in 2006.
The Company’s primary investments in Subordinate MBS yielded 19.24% for the three months ended September 30, 2006 versus 20.26% for the corresponding quarter of 2005 due to an increase in the effective interest rate expense on this portfolio to 6.65% from 5.03% in 2005, which was partially offset by investment in higher yielding assets and an increased leverage ratio. The overall net interest income for this portfolio rose to $3.0 million from $1.5 million for the same periods, respectively. The credit performance on the Subordinate MBS continues to be good.
John A. Burchett, President and Chief Executive Officer, commented, “The dividend for the quarter was set at $0.15 per share, a reduction of $0.05 per share from the previous quarter. The dividend was set at the $0.15 level based on projected earnings, given today’s capital levels and the current interest rate environment. We continue to transition the Company’s primary activities to management and growth of residential related credit portfolios, primarily subordinated securities backed by prime residential mortgages. The attached tables show the result of that effort to date. Our capital invested in these securities has risen to $59.6 million at September 30, 2006 from $24.0 million as of September 30, 2005, an increase of 148%. Our return on equity on this portfolio remains high at 19.24% for the third quarter of 2006 compared to 20.26% for the third quarter of 2005. This relatively small decline in yield occurred in a time span when LIBOR rose from 3.86% to 5.32%.”
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“We continue the strategic review of our subsidiaries with a goal of simplifying the operations and balance sheet of the Company and narrowing the focus of management. We also continue our plan to increase the capital base of the Company in order to increase the investment in our primary asset.”
HCM will host an investor conference call on Friday, November 10, 2006 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Tuesday, November 14 at 11:59 PM by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 219005.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiary, Hanover Capital Partners 2, Ltd., which operates two separate divisions, Hanover Capital Partners and HanoverTrade. Hanover Capital Partners provides consulting and outsourcing services to the mortgage industry. HanoverTrade provides technology solutions for the mortgage industry. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,
	2006	December 31,
	(Unaudited)	2005
Assets
Cash and cash equivalents	$19,670	$30,495
Receivable for securities sold	561	—
Accounts receivable	1,665	2,606
Accrued interest receivable	1,613	1,382
Mortgage loans
Held for sale	—	10,061
Collateral for CMOs	11,125	14,074
Mortgage securities ($250,572 and $188,398 pledged under Repurchase Agreements as of September 30, 2006 and December 31, 2005, respectively)
Trading	107,673	82,487
Available for sale	146,226	106,967
Held to maturity	6,567	8,034
Other subordinate security, held to maturity	2,744	2,703
Equity investments in unconsolidated affiliates	1,372	1,289
Other assets	10,144	12,089

	$309,360	$272,187

Liabilities
Repurchase agreements	$190,663	$154,268
Collateralized mortgage obligations (CMOs)	8,704	11,438
Dividends payable	—	2,124
Accounts payable, accrued expenses and other liabilities	5,473	3,498
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239

	246,079	212,567

Contingencies	—	—
Minority interest in equity of consolidated affiliate	—	189

Stockholders’ Equity
Preferred stock: $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock: $0.01 par value, 90 million shares authorized, 8,263,562 and 8,496,162 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	83	85
Additional paid-in capital	102,741	104,231
Cumulative earnings	11,864	11,625
Cumulative distributions to stockholders	(53,697)	(50,362)
Deferred stock-based compensation	—	(205)
Accumulated other comprehensive income (loss)	2,290	(5,943)

	63,281	59,431

	$309,360	$272,187

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
Interest income	$6,631	$4,053	$17,510	$11,717
Interest expense	4,023	2,227	10,004	5,785

Net interest income before loan loss provision	2,608	1,826	7,506	5,932
Loan loss provision	—	3	—	24

Net interest income	2,608	1,823	7,506	5,908
Gain on sale of mortgage assets	209	121	834	4,287
Gain (loss) on mark to market of mortgage assets	2,525	(1,297)	206	(1,663)
(Loss) gain on freestanding derivatives	(3,178)	996	(1,857)	(340)
Due diligence fees	2,661	3,678	7,690	9,374
Technology	532	845	2,420	2,360
Loan brokering and advisory services	—	202	105	1,050
Reimbursed out-of-pocket expenses	430	715	1,200	1,748
Other income (loss)	49	129	(38)	320

Total revenues	5,836	7,212	18,066	23,044

Expenses
Personnel	1,879	1,875	5,968	7,691
Subcontractors	1,431	2,000	4,160	4,677
Legal and professional	674	675	2,210	2,237
General and administrative	343	423	1,168	1,250
Depreciation and amortization	208	326	598	932
Occupancy	215	151	558	422
Technology	260	398	992	1,208
Travel and entertainment	57	109	234	305
Out-of-pocket expenses reimbursed	430	715	1,200	1,748
Other	283	381	837	955

Total expenses	5,780	7,053	17,925	21,425

Operating income	56	159	141	1,619
Equity in income (loss) of unconsolidated affiliates	27	13	82	(187)
Minority interest in loss of consolidated affiliate	—	(26)	(5)	(40)

Income before income tax provision (benefit)	83	198	228	1,472
Income tax provision (benefit)	—	62	(11)	136

Net Income	$83	$136	$239	$1,336

Basic Earnings Per Share	$0.01	$0.02	$0.03	$0.16

Diluted Earnings Per Share	$0.01	$0.02	$0.03	$0.16

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
SUMMARY INFORMATION FOR REIT PORTFOLIO ASSETS
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2006
	Mortgage Loans	Subordinate MBS	Agency MBS
Average asset balance	$11,749	$152,004	$114,202
Average CMO borrowing balance	9,009	—	—
Average balance — Repurchase Agreements	731	89,260	106,265

Net investment	$2,009	$62,744	$7,937

Average leverage ratio	82.90%	58.72%	93.05%

Effective interest income rate	6.91%	11.85%	5.81%
Effective interest expense rate — CMO borrowing	7.10%	—	—
Effective interest expense rate — Repurchase Agreements	7.11%	6.65%	5.46%

Net interest spread	(0.19)%	5.20%	0.35%

Interest income	$203	$4,503	$1,660
Interest expense — CMO borrowing	160	—	—
Interest expense — Repurchase Agreements	13	1,485	1,451

Net interest income	$30	$3,018	$209

Yield	5.97%	19.24%	10.53%

	Three Months Ended September 30, 2005
	Mortgage Loans	Subordinate MBS	Agency MBS
Average asset balance	$39,095	$76,211	$94,370
Average CMO borrowing balance	12,550	—	—
Average balance — Repurchase Agreements	17,165	46,557	90,738

Net investment	$9,380	$29,654	$3,632

Average leverage ratio	76.01%	61.09%	96.15%

Effective interest income rate	5.71%	10.96%	5.02%
Effective interest expense rate — CMO borrowing	5.20%	—	—
Effective interest expense rate — Repurchase Agreements	5.52%	5.03%	3.59%

Net interest spread	0.32%	5.93%	1.43%

Interest income	$558	$2,088	$1,184
Interest expense — CMO borrowing	163	—	—
Interest expense — Repurchase Agreements	237	586	815

Net interest income	$158	$1,502	$369

Yield	6.74%	20.26%	40.64%

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
SUMMARY INFORMATION FOR REIT PORTFOLIO ASSETS
(dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2006
	Mortgage Loans	Subordinate MBS	Agency MBS
Average asset balance	$16,571	$132,230	$81,457
Average CMO borrowing balance	9,937	—	—
Average balance — Repurchase Agreements	1,806	82,432	72,893

Net investment	$4,828	$49,798	$8,564

Average leverage ratio	70.86%	62.34%	89.49%

Effective interest income rate	6.89%	12.46%	5.56%
Effective interest expense rate — CMO borrowing	6.48%	—	—
Effective interest expense rate — Repurchase Agreements	6.72%	6.30%	5.12%

Net interest spread	0.37%	6.16%	0.44%

Interest income	$857	$12,354	$3,396
Interest expense — CMO borrowing	483	—	—
Interest expense — Repurchase Agreements	91	3,893	2,797

Net interest income	$283	$8,461	$599

Yield	7.82%	22.65%	9.33%

	Nine Months Ended September 30, 2005
	Mortgage Loans	Subordinate MBS	Agency MBS
Average asset balance	$38,769	$70,243	$100,596
Average CMO borrowing balance	25,005	—	—
Average balance — Repurchase Agreements	7,119	41,752	91,302

Net investment	$6,645	$28,491	$9,294

Average leverage ratio	82.86%	59.44%	90.76%

Effective interest income rate	5.75%	11.04%	5.00%
Effective interest expense rate — CMO borrowing	5.58%	—	—
Effective interest expense rate — Repurchase Agreements	5.36%	4.56%	3.07%

Net interest spread	0.22%	6.48%	1.93%

Interest income	$1,673	$5,817	$3,776
Interest expense — CMO borrowing	1,046	—	—
Interest expense — Repurchase Agreements	286	1,428	2,103

Net interest income	$341	$4,389	$1,673

Yield	6.84%	20.54%	24.00%

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